          Saul Centers, Inc.
Schedule of Current Portfolio Properties
          September 30, 1999




                                                Leasable         Year
                                                  Area       Developed     Land
                                                (Square     or Acquired    Area    Percentage  Leased
    Property                Location             Feet)      (Renovated)   (Acres)  Sep-1999  Sep-1998  Anchor/Significant Tenants
 -------------           --------------        ---------  --------------  -------  --------  -------- ---------------------------

Shopping Centers
----------------
 Ashburn Village         Ashburn, VA            108,204           1994     12.7    100%      98%     Giant Food, Blockbuster

 Beacon Center           Alexandria, VA         355,659  1972 (1993/98)    32.3    100%     100%     Lowe's, Giant Food, Office
                                                                                                     Depot, Outback Steakhouse,
                                                                                                     Marshalls, Just For Feet,
                                                                                                     Hollywood Video, Hancock
                                                                                                     Fabrics

 Belvedere               Baltimore, MD           54,941           1972     4.8      86%     100%     Food King, McCrory

 Boulevard               Fairfax, VA             56,350           1994     5.0     100%      71%     Danker Furniture, Petco,
                                                                                                     Party City
 Clarendon               Arlington, VA            6,940           1973     0.5     100%     100%

 Clarendon Station       Arlington, VA            4,868           1996     0.1     100%      78%

 Flagship Center         Rockville, MD           21,500     1972, 1989     0.5     100%     100%

 French Market           Oklahoma City, OK      213,545  1974 (1984/98)    13.8     79%      63%     Bed Bath & Beyond, Lakeshore
                                                                                                     Learning Center, Fleming Food,
                                                                                                     Furr's Cafeteria, BridesMart,
                                                                                                     Staples
 Germantown              Germantown, MD          26,241           1992      2.7     97%     100%

 Giant                   Baltimore, MD           70,040     1972 (1990)     5.0    100%     100%     Giant Food

 The Glen                Lake Ridge, VA         112,639           1994     14.7     97%      97%     Safeway Marketplace, CVS
                                                                                                     Pharmacy

 Great Eastern           District Heights, MD   255,448     1972 (1995)    23.9     98%      52%     Giant Food, Pep Boys,
                                                                                                     Big Lots, Run N' Shoot

 Hampshire Langley       Langley Park, MD       134,425     1972 (1979)     9.9    100%      99%     Safeway, McCrory

 Leesburg Pike           Baileys Crossroads, VA  97,880  1966 (1982/95)     9.4    100%     100%     Zany Brainy, CVS Pharmacy,
                                                                                                     Hollywood Video

 Lexington Mall          Lexington, KY          315,747           1974      30.0    86%      91%     Dillard's, Dawahares of
                                                                                                     Lexington, Fashion Shops,
                                                                                                     Rite Aid

 Lumberton               Lumberton, NJ          189,898  1975 (1992/96)     23.3    91%      88%     SuperFresh, Rite Aid,
                                                                                                     Blockbuster, Mandee

 Olney                   Olney, MD               53,765     1975 (1990)      3.7    99%      94%     Rite Aid

 Park Road Center        Washington, DC         106,650     1973 (1993)      1.7    97%     100%

 Ravenwood               Baltimore, MD           87,750           1972       8.0   100%     100%     Giant Food, Hollywood Video

 Seven Corners           Falls Church, VA       560,998   1973 (1994-7)     31.6   100%      98%     Home Depot, Shoppers Club,
                                                                                                     Best Buy, Michaels, Barnes &
                                                                                                     Noble, Ross Dress For Less, G
                                                                                                     Street Fabr ics, Champs

 Shops at Fairfax/(a)/   Fairfax, VA             68,463  1975 (1993/98)       6.7  100%      98%     SuperFresh, Blockbuster

 Southdale               Glen Burnie, MD        483,874     1972 (1986)      39.6   96%     100%     Giant Food, Hechinger, Circuit
                                                                                                     City, Kids R Us, Michaels,
                                                                                                     Marshalls, PetSmart, Value
                                                                                                     City Furnit

                                    Exhibit

          Saul Centers, Inc.
Schedule of Current Portfolio Properties
          September 30, 1999

                                                Leasable         Year
                                                    Area       Developed     Land
                                                  (Square     or Acquired    Area     Percentage Leased
    Property                Location               Feet)      (Renovated)   (Acres)  Sep-1999  Sep-1998  Anchor/Significant Tenants
 -------------           --------------          ---------  --------------  -------  --------  --------  --------------------------

Shopping Centers (continued)
----------------------------
 Southside Plaza         Richmond, VA              352,964        1972         32.8    90%        90%    CVS Pharmacy, Community
                                                                                                         Pride Supermarket, Maxway

 South Dekalb Plaza      Atlanta, GA               176,762        1976         14.6    81%        97%    MacFrugals, Pep Boys,
                                                                                                         The Emory Clinic

 Thruway                 Winston-Salem, NC         345,534  1972 (1997)        30.5    95%        95%    Bed, Bath & Beyond, Stein
                                                                                                         Mart, Harris Teeter, Fresh
                                                                                                         Market, Eckerd Drugs,
                                                                                                         Houlihan's, Borders Books,
                                                                                                         Zany Brainy,  Blockbuster

 Village Center          Centreville, VA           142,881        1990         17.2    97%        91%    Giant Food, Tuesday Morning

 West Park               Oklahoma City, OK          77,810        1975         11.2    58%        90%    Homeland Stores, Family
                                                                                                         Dollar

 White Oak               Silver Spring, MD         480,156  1972 (1993)        28.5   100%       100%    Giant Food, Sears, Rite
                                                ----------                 --------  -----     ------    Aid, Blockbuster
                         Total Shopping          4,961,932                    414.5    95%        93%
                         Centers                -----------                 -------  -----      -----


Office Properties
-----------------
 Avenel I-III            Gaithersburg, MD          284,705  1981/85/89         28.2    95%        95%    Quanta Systems, General
                                                                                                         Services Administration,
                                                                                                         GeneL ogic

 Avenel IV               Gaithersburg, MD           46,227        1998          3.2   100%         -     Boston Biomedica, MicroAge

 Avenel V                Gaithersburg, MD           27,667        1999          2.0    78%         -

 601 Pennsylvania Ave    Washington, DC            225,223  1973 (1986)         1.0   100%       100%    General Services
                                                                                                         Administration, Capital
                                                                                                         Grille

 Van Ness Square         Washington, DC            156,182  1973 (1990)         1.2    96%        93%    United Mine Workers
                                                                                                         Pension Trust, Office
                                                                                                         Depot, Pier 1

                         Total Office              740,004                     35.6    96%        96%
                         Properties               --------                   ------  -----      -----


Industrial Property
-------------------
 Crosstown/(b)/          Tulsa, OK                 197,135        1975          21.5     9%         2%
                                                 ----------                   ------  ------     -----
Development Property
---------------------
 North Washington/(c)/   Alexandria, VA                           1973           2.0   100%


                         Total Portfolio         5,899,071 SF                  471.6    92%        90%
                                                 =========                    ======  =====      =====

(a) Property is being redeveloped. Leasable area and percentage leased includes space leased and under development.
(b) Currently under construction to convert former shopping center to warehouse use.
(c) Construction of a 230,000 square foot class A mixed-use office/retail project is due to be completed summer 2000.

                                    Exhibit